EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 343 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated May 17, 2021 which was filed as Exhibit (i) to Post-Effective Amendment No. 340.

/s/ Jeanmarie Valle Lee
Jeanmarie Valle Lee, Esq.

January 26, 2022

Boston, Massachusetts